QT Imaging Reports 75% Third Quarter Revenue Growth and Major Medicare Reimbursement Milestone
Revenue reaches $7.3 million in Q3 and $21.3 million year-to-date, with 43 scanners sold
CMS establishes Medicare hospital outpatient payment for diagnostic QTscan examinations, effective January 1, 2027
2026 revenue guidance adjusted to approximately $34 million due to shipment delays caused by the ongoing war in the Middle East; U.S. shipments remain on plan.
Conference call today at 4:30 p.m. Eastern
PETALUMA, Calif., November 10, 2026 – QT Imaging Holdings, Inc. (Nasdaq: QTI) (“QT Imaging” or the “Company”), a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, today reported financial results for the three and nine months ended September 30, 2026, and provided a business update.
“Our third-quarter results demonstrate the continued growth of QT Imaging, with revenue increasing 75% year over year and reaching $21.3 million for the first nine months of 2026, approximately double the prior-year period,” said Dr. Raluca Dinu, Chief Executive Officer of QT Imaging. “We are moving beyond building our commercial foundation to accelerating market adoption. A major milestone is the recent CMS decision establishing separate Medicare hospital outpatient payment for medically necessary diagnostic QTscan examinations, effective January 1, 2027. Together with our dedicated billing code, effective October 1, this decision removes a significant reimbursement uncertainty and strengthens our ability to expand into U.S. hospitals and health systems.
We have also doubled our manufacturing capacity with the relocation to our new 22,000-square-foot facility in Petaluma, California, while improving operational efficiency. Internationally, we secured our first major hospital order in the Gulf Cooperation Council region from American Hospital Dubai. With our differentiated Breast Acoustic CT™ technology, expanding commercial capabilities, and growing clinical partnerships, we are positioning QT Imaging for sustained growth and broader adoption of our technology.”
Third Quarter and Recent Business Highlights
Our progress includes:
•Strong commercial growth: Third-quarter revenue increased 75% year over year to $7.3 million, with 15 Breast Acoustic CT scanners sold. For the first nine months of 2026,

revenue reached $21.3 million, with 43 scanners sold, compared with 23 in the prior-year period.
•Expanded U.S. commercialization: Strengthened our direct sales organization, expanded our pipeline of qualified opportunities, and began receiving direct customer purchase orders, while continuing our partnership with NXC Imaging.
•Broader access to U.S. healthcare systems: Recognition at Premier's Supplier Innovation Celebration and a national group purchasing agreement secured by NXC Imaging, providing a streamlined procurement pathway to Premier's network of nearly 4,400 hospitals and health systems.
•Major Medicare reimbursement milestone: On November 4, 2026, the Centers for Medicare & Medicaid Services (CMS) reversed its earlier proposed nonpayment decision and established separate Medicare hospital outpatient payment for medically necessary diagnostic QTscan examinations, effective January 1, 2027. CMS assigned CPT Category III code 1079T to Ambulatory Payment Classification (APC) 5522, with payment status indicator S. Together with the October 1 implementation of the dedicated CPT code, this decision establishes a Medicare hospital outpatient payment pathway for eligible diagnostic QTscan examinations. The Company has developed a comprehensive coding and billing guide to support healthcare providers. This Medicare payment pathway applies to eligible, medically necessary diagnostic QTscan examinations and does not extend to routine breast cancer screening.
•Clinical adoption and evidence generation: Expanded radiologist training and continued clinical research aligned with our payer strategy, focusing on supplemental imaging for women with dense breasts, quantitative monitoring of treatment response, and diagnostic applications for high-risk women.
•International expansion: Secured our first major United Arab Emirates (“UAE”) hospital order from American Hospital Dubai through our local distributor, Al Naghi Medical, received regulatory authorization in Israel and Bahrain, and advanced plans for clinical collaborations in Israel and the UAE.
•Operational and quality milestones: Completed our relocation to the approximately 22,000-square-foot Petaluma headquarters and manufacturing facility, which doubled our manufacturing capacity, and successfully completed our first routine FDA inspection with zero Form FDA 483 observations.
•Technology and platform development: Advanced our integrated Breast Acoustic CT platform through improvements in image reconstruction, quantitative analysis, the QTI-Olea Viewer, and QTI Precision Pathway™ cloud capabilities.
Third Quarter 2026 Financial Results
Revenue for the third quarter of 2026 was $7.3 million, up 75% from $4.2 million in the third quarter of 2025. The increase was primarily attributable to sales of 15 Breast Acoustic CT scanners, compared with nine in the prior-year quarter, in accordance with minimum order quantities under the Company’s amended NXC Imaging distribution agreement.
Gross profit was $3.0 million, compared with $1.8 million in the prior-year quarter. Gross margin was 41.3%, compared with 43.0% a year ago, and was broadly consistent with the second quarter of 2026.
Total operating expenses were $5.5 million, compared with $3.5 million in the third quarter of 2025. The increase primarily reflected higher research and development costs, including professional services and clinical study expenses, and higher selling, general and administrative expenses, mainly compensation and benefits associated with the Company’s expanded organization.
Operating loss was $2.4 million, compared with an operating loss of $1.7 million in the third quarter of 2025. Net loss was $0.3 million, or $0.02 per share, a significant improvement, compared with a net loss of $4.6 million, or $0.47 per share, for the prior-year quarter. The third-quarter 2026 net loss included a noncash gain of $2.4 million from the change in fair value of the Company’s earnout liability.
As of September 30, 2026, cash, cash equivalents and restricted cash totaled $8.4 million, compared with $11.0 million as of June 30, 2026. Accounts receivable were $7.3 million, which was collected in full by end of October, and inventory was $11.5 million as of September 30, 2026.
2026 Revenue Outlook
The Company is revising its full-year 2026 revenue guidance to approximately $34 million, from its prior guidance of approximately $39 million. The revised outlook reflects the inability to complete anticipated scanner shipments to distribution partners in Saudi Arabia and the UAE because of ongoing armed conflict and disruptions to shipping routes, including the effective closure of the Strait of Hormuz to commercial traffic.
The Company’s U.S. scanner shipment plan remains unchanged. QT Imaging continues to work with its regional distribution partners and intends to pursue shipments when conditions permit.
Conference Call and Webcast
QT Imaging management will host a conference call today at 4:30 p.m. Eastern time to discuss these results and provide a business update. Participants are encouraged to pre-register here. Callers who are unable to pre-register can access the call by dialing 866-777-2509 (U.S.) or 412-317-5413 (international). A live and archived webcast of the call will be available at this link and on the IR Calendar section of the QT Imaging website.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with GAAP. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.
EBITDA is defined as net loss before interest expense, income tax expense, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for other expense (income), change in fair value of the warrant, derivative, and earnout liabilities, loss on issuance of debt, loss on debt extinguishment and modification, and stock-based compensation. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.
Management uses EBITDA and Adjusted EBITDA as non-GAAP performance measures, which are defined above and reconciled to net loss, the most directly comparable GAAP measure, in the tables below.
About QT Imaging
QT Imaging Holdings, Inc. (Nasdaq: QTI) is a medical device company engaged in the research, development, and commercialization of innovative imaging systems that use low-frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com and follow us on LinkedIn.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the ability of providers to use the new CPT code and obtain reimbursement, including from Medicare, QT Imaging’s quality and regulatory compliance and its ability to scale manufacturing, expand commercialization in the U.S., including through direct sales and to hospitals and health systems, and globally, and support a growing customer base, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Investors
CORE IR
Tirth Patel
ir@qtimaging.com
386-295-2215
Media
CORE IR
Matthew Cossel
pr@qtimaging.com
212-655-0924

[Financial tables below]

Summary of Results
For the Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (except per share amounts)	2026	2025	2026	2025
Revenue	$7,340	$4,192	$21,305	$10,650
Cost of revenue	4,311	2,389	12,544	5,208
Gross profit	3,029	1,803	8,761	5,442
Operating expenses:
Research and development	1,724	939	5,072	2,692
Selling, general and administrative	3,753	2,516	10,350	6,487
Total operating expenses	5,477	3,455	15,422	9,179
Loss from operations	(2,448)	(1,652)	(6,661)	(3,737)
Interest and other income (expense), net:
Interest expense, net	(328)	(565)	(2,003)	(1,635)
Other (expense) income, net	(2)	16	(10)	40
Change in fair value of warrant liability	71	(80)	(13)	(3,581)
Change in fair value of derivative liability	—	—	—	101
Change in fair value of earnout liability	2,410	(2,230)	2,210	(2,070)
Loss on issuance of debt	—	—	—	(6,640)
Loss on debt extinguishment and modification	—	(46)	(8,294)	(2,170)
Total interest and other income (expense), net	2,151	(2,905)	(8,110)	(15,955)
Loss before income tax expense	(297)	(4,557)	(14,771)	(19,692)
Income tax expense	—	—	2	3
Net loss	$(297)	$(4,557)	$(14,773)	$(19,695)
Net loss attributable to common stockholders	$(297)	$(4,557)	$(14,773)	$(19,695)

Net loss per share - basic and diluted	$(0.02)	$(0.47)	$(0.99)	$(2.09)

Weighted-average shares outstanding	15,895	9,602	14,849	9,415

EBITDA and Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2026	2025	2026	2025
Net loss	$(297)	$(4,557)	$(14,773)	$(19,695)
Income tax expense	—	—	2	3
Interest expense, net	328	565	2,003	1,635
Depreciation and amortization	55	40	96	115
EBITDA	86	(3,952)	(12,672)	(17,942)
Other expense (income), net	2	(16)	10	(40)
Change in fair value of warrant liability (1)	(71)	80	13	3,581
Change in fair value of derivative liability (2)	—	—	—	(101)
Change in fair value of earnout liability (3)	(2,410)	2,230	(2,210)	2,070
Loss on issuance of debt (4)	—	—	—	6,640
Loss on debt extinguishment and modification (5)	—	46	8,294	2,170
Stock-based compensation	731	199	1,780	519
Adjusted EBITDA	$(1,662)	$(1,413)	$(4,785)	$(3,103)
(1)The change in fair value of warrant liability during the three and nine months ended September 30, 2026 relates to the change in the market value of the private warrants outstanding as of September 30, 2026. The change in fair value of warrant liability during the three months ended September 30, 2025 relates to the change in the market value of the private warrants outstanding as of September 30, 2025. The change in fair value of warrant liability during the nine months ended September 30, 2025 relates to the change in the market value of the private placement warrants outstanding as of September 30, 2025, as well as the change in market value of the Lynrock Lake Warrant and Yorkville Warrant, which were revalued and reclassified to equity on June 11, 2025.
(2)The change in fair value of derivative liability during the nine months ended September 30, 2025 relates to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of February 26, 2025, prior to the extinguishment of the Yorkville Note.
(3)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of September 30, 2026 and 2025. The conditions for the earnout consideration during the twelve months ended September 30, 2026 were not met and therefore no shares were issued during the three and nine months ended September 30, 2026.
(4)Upon the issuance of the Lynrock Lake Term Loan, which closed on February 26, 2025, the Company recorded a loss of $6.6 million, including debt issuance costs of $0.2 million, during the nine months ended September 30, 2025.
(5)The Company recorded a loss on debt extinguishment of $8.3 million during the nine months ended September 30, 2026 as a result of the modification of the Lynrock Lake Term Loan on May 12, 2026, which extended the maturity date from March 2027 to March 2029 and increased the interest rate from 10% to 12%. The Company recorded debt modification expense of $0.1 million during the nine months ended September 30, 2025 due to the modification of the Cable Car Note on January 9, 2025, and debt extinguishment expense of $2.0 million due to the extinguishment of the Yorkville Note and Cable Car Note on February 26, 2025.

Consolidated Balance Sheets
As of September 30, 2026 and December 31, 2025
(Unaudited)

$ in thousands	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$8,124	$10,412
Restricted cash and cash equivalents	300	50
Accounts receivable, net	7,344	5,781
Inventory	11,483	5,027
Prepaid expenses and other current assets	954	821
Total current assets	28,205	22,091

Property and equipment, net	889	318
Operating lease right-of-use assets, net	1,386	573
Other assets	39	39
Total assets	$30,519	$23,021

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,681	$3,580
Accrued expenses and other current liabilities	5,939	3,825
Current maturities of long-term debt	—	9
Operating lease liabilities, current	541	454
Total current liabilities	10,161	7,868
Long-term debt	11,397	683
Related party notes payable	3,895	3,895
Operating lease liabilities	906	203
Warrant liability	116	103
Earnout liability	—	2,210
Other liabilities	1,395	1,614
Total liabilities	27,870	16,576

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	70,445	59,468
Accumulated deficit	(67,797)	(53,024)
Total stockholders’ equity	2,649	6,445
Total liabilities and stockholders’ equity	$30,519	$23,021

Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Nine Months Ended September 30,
$ in thousands	2026	2025
Cash flows from operating activities:
Net loss	$(14,773)	$(19,695)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96	115
Stock-based compensation	1,780	519
Loss on issuance of debt	—	6,640
Loss on debt extinguishment and modification	8,294	2,170
Non-cash interest	1,123	749
Non-cash operating lease and other	(13)	(31)
Change in fair value of warrant liability	13	3,581
Change in fair value of derivative liability	—	(101)
Change in fair value of earnout liability	(2,210)	2,070
Changes in operating assets and liabilities:
Accounts receivable	(1,573)	(3,177)
Inventory	(6,781)	(2,102)
Prepaid expenses and other current assets	(132)	(298)
Accounts payable	318	1,072
Accrued expenses and other current liabilities	2,102	1,831
Other liabilities	1,078	799
Net cash used in operating activities	(10,678)	(5,858)

Cash flows from investing activities:
Purchases of property and equipment	(263)	(47)
Net cash used in investing activities	(263)	(47)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants, net of issuance costs	9,045	679
Proceeds from long-term debt, net of issuance costs	—	15,000
Proceeds from warrant exercises	—	532
Proceeds from stock option exercises	246	75
Repayment of long-term debt	(9)	(4,688)
Payments for taxes related to net settlement of equity awards	(94)	—
Payments for stock issuance costs	(285)	—
Repurchase of warrant from Yorkville	—	(5,000)
Payment of debt issuance costs	—	(150)
Net cash provided by financing activities	8,903	6,448
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(2,038)	543
Cash and cash equivalents and restricted cash and cash equivalents, beginning balance	10,462	1,192
Cash and cash equivalents and restricted cash and cash equivalents, ending balance	$8,424	$1,735

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